EXHIBIT 10.6


                                    (AMENDED)
                                TANDYCRAFTS, INC.
                          ESOP BENEFIT RESTORATION PLAN
                            EFFECTIVE JANUARY 1, 1993


                          ESOP BENEFIT RESTORATION PLAN

                                TABLE OF CONTENTS

Article I.      Establishment and Purpose                    Page
  1.1 Establishment                                            1
  1.2 Purpose                                                  1

Article II.     Definitions and Construction
  2.1 Definitions                                              1
  2.2 Gender and Number                                        2
  2.3 Severability                                             2
  2.4 Applicable Law                                           2
  2.5 Plan Not an Employment Contract                          2

Article III.    Participation
  3.1 Participation                                            2

Article IV.     Benefit and Payment
  4.1 Account                                                  3
  4.2 Allocable Share                                          3
  4.3 Account Adjustments                                      3
  4.4 Vesting                                                  3
  4.5 Distribution                                             3

Article V.      Miscellaneous Provisions
  5.1 Funding                                                  4
  5.2 Tax Withholding                                          4
  5.3 Compensation                                             4
  5.4 Nontransferability                                       4

Article VI.     Administration
  6.1 Administration                                           5
  6.2 Finality of Determination                                5
  6.3 Expenses                                                 5
  6.4 Indemnification and Exculpation                          5
  6.5 Payment of Attorney's Fees                               6

Article VII.    Merger, Amendment, and Termination
  7.1 Merger, Consolidation, or Acquisition                    6
  7.2 Amendment and Termination                                6
  7.3 Adoption by Affiliates                                   6




                                TANDYCRAFTS, INC.
                        ESOP BENEFIT RESTORATION PLAN
                     (AMENDED) EFFECTIVE  JANUARY 1, 1993


ARTICLE I. ESTABLISHMENT AND PURPOSE

     1.1  Establishment.   Effective as of January 1, 1993, Tandycrafts, Inc.
hereby amends the Tandycrafts, Inc. ESOP Benefit Restoration Plan.
     1.2  Purpose   The purpose of this Plan is to provide to Plan Participants, a restoration of benefits lost under the Tandycrafts, Inc. Employee Stock Ownership Plan because of certain limitations imposed by the Internal Revenue Code.

ARTICLE II. DEFINITIONS AND CONSTRUCTION

     2.1  Definitions.   Whenever used in the Plan, the following terms shall
have the meanings set forth below unless the context otherwise requires, and when the defined meaning is intended, the term is capitalized.
          (a) "Account" means an account established for each participant in this Plan.
          (b)  "Allocable Share" is defined in Section 4.2 below.
          (c) "Beneficiary" means the person designated by the Participant, or otherwise treated as, his beneficiary(ies) under the Qualified Plan.
          (d) "Board" means the board of directors of the Company or the Executive Committee of the Board.
          (e)  "Code" means the Internal Revenue Code of 1986, as amended.
          (f) "Committee" means the Plan administrative committee which is appointed pursuant to Section 6.1 hereof..
          (g)  "Company" means Tandycrafts, Inc. or its successor.
          (h) "Company Stock" means the common stock, $1 par value, of the Company.
          (i) "Compensation" means, for a given Plan Year, the amount of the Participant's Compensation, as defined in the Qualified Plan, but without regard to the limitations of Code Section 401(a)(17).
          (j) "Matching Allocation" means, for a given Plan Year, the shares of Company Stock or other assets allocable to a Participant under the Qualified Plan resulting from Employer Contributions (including forfeitures of Employer Contributions).
          (k) "Participant" means an employee of the Company who is eligible to participate in this Plan pursuant to Section 3.1 hereof.
          (l) "Plan" means this document, the Tandycrafts, Inc. ESOP Benefit Restoration Plan, as amended from time to time.
          (m) "Plan Year" means the 12-month period beginning January 1 and ending December 31.
          (n) "Qualified Plan" means the Tandycrafts, Inc. Employee Stock Ownership Plan, as amended from time to time.
     2.2  Gender and Number   Except when otherwise indicated by the context,
any masculine terminology when used in the Plan shall also include the feminine gender and the neuter gender, and the definition of any term in the singular shall also include the plural.
     2.3  Severability.   In the event any provision of the Plan shall be held
invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Committee shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.
     2.4  Applicable Law.   To the extent not preempted by Federal law, this
Plan shall be governed and construed in accordance with the laws of the State of Texas.
     2.5  Plan Not an Employment Contract.   This Plan is not an employment
contract. It does not give to any Participant the right to continued employment by the Company, and all Participants remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status.

ARTICLE III.  PARTICIPATION

     3.1  Participation.   In order to become a Participant in this Plan, an
employee must be selected by the Committee to participate and must meet each of the following additional requirements: (i) be in the active employment of the Company or any of its subsidiaries or affiliates on or after January 1, 1993,
(ii) have been eligible to participate in, and be an Active Participant, as defined in the Qualified Plan, under the Qualified Plan, and (iii) the employee's Matching Allocation under the Qualified Plan is subject to reduction because of application of the limits of Sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415 of the Code. The Committee shall limit participation in the Plan to a select group of the Company's management or highly compensated employees meeting the above requirements. Participants shall be notified in writing by the Committee of their participation in the Plan.

ARTICLE IV.  BENEFIT AND PAYMENT

     4.1 Account. An account shall be maintained by the Company for each Participant (the Participant's Account") whose Matching Allocation under the Qualified Plan for the Plan year in question is limited by reason of Code Sections 401(a)(17), 401(k)(3), 401(m), 402(g) or 415.
     4.2  Allocable Share.   For each Plan Year beginning on or after January 1,
1993, a Participant's  Allocable Share under this Plan shall be the excess of
(i) the aggregate Matching Allocations, expressed in shares of Company Stock, which would have been received by the Participant under the Qualified Plan as of all Qualified Plan allocation dates falling within the Plan Year in question if Qualified Plan allocations were calculated without applying the limitations of Code Sections 401(a) (17), 401(k)(3), 401(m), 402(g) or 415 to such Participant over (ii) the actual aggregate Matching Allocation, expressed in shares of Company Stock, credited to the Participant's accounts in the Qualified Plan as of all Qualified Plan allocation dates within such Plan Year. In calculating the hypothetical unlimited Matching Allocation under clause (i) of the preceding sentence, the statutory limitations in effect for any portion of the Plan Year shall be pro-rated in proportion to the number of months during the Plan Year such limitation is in effect, and added to the similarly pro-rated limitation
(s) for each other portion of the Plan Year; and the average cost of all shares actually allocated under the Qualified Plan as of any date within this Plan's Plan Year shall be used to determine the number of shares that would have been allocated under the Qualified Plan had the limitations not applied.
     4.3  Account Adjustments.   Each Participant shall have his Account
credited with the number of shares of "Phantom" stock equal to the number of shares of Company Stock in Participant's Allocable Share. A Participant's Account shall be credited, effective as of the payment date of any cash dividend, with the amount of any "Phantom Stock" cash dividends which would have been received, and the amount of any cash dividends shall be converted immediately into shares of Company stock based upon the average of the high and low trades of the Company Stock as published in a national newspaper ("market price") for the date the cash dividend is paid. Participant's Account shall be adjusted for any stock splits, stock dividends or similar transactions so as to produce the same number of shares of stock as the holder of an equal number of shares of Company Stock at the date of record would have following such transactions. The crediting of shares of Company Stock to a Participants Account is merely a bookkeeping entry for purposes of determining the Participant's benefits under the Plan, and does not convey any rights or interest in Company Stock to a Participant.
     4.4  Vesting.   A Participant's Account hereunder shall vest immediately.
     4.5 Distribution. A Participant will be entitled to a distribution of Company Stock equal to the number of shares of "Phantom Stock" allocated to Participant's Account in the Plan upon termination of employment with the Company for any reason; however, no distribution shall occur prior to termination of employment with the Company and all of its subsidiaries and affiliates. Distribution shall commence as soon as administratively practical following the date the Participant is first eligible to receive a distribution from the Qualified Plan.
     In the event the Participant dies before the distribution is made, distribution shall be made as soon as administratively practical to his Beneficiary, or if there is no Beneficiary, to his estate.

ARTICLE V.  MISCELLANEOUS PROVISIONS

     5.1  Funding.   This Plan is intended to be an unfunded plan within the
meaning of ERISA and the Code. All benefits under this Plan shall be paid in company stock from the general assets of the Company or such other funding vehicle as the Board shall provide; provided, however, that all assets paid into any funding vehicle hereunder shall at all times prior to payment to a Participant or Beneficiary remain subject to the claims of general unsecured creditors of the Company. The benefits allocated to the Company Accounts of Participants under the Plan shall be reflected on the accounting records of the Company, but absent action by either the Board or Committee shall not be construed to create, or require the creation of, a trust, custodial or escrow account, or other fund of any kind.
     No Participant or any other person shall have any right, title, or interest whatever in or to, or any preferred claim in or to, any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing the payments described in this Plan. No Participant shall have any voting rights or any other rights of a stockholder with respect to shares of stock credited to his Account. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and a Participant or any other person. Neither a Participant nor a Beneficiary shall acquire any interest in any assets of the Company or in any investment reserves, accounts, or funds that the Company may purchase, establish or accumulate for the purposes of paying benefits hereunder.
     5.2  Tax Withholding.   The Company may withhold or cause to be withheld
from or with respect to any benefit hereunder any federal, state, or local taxes required by law to be withheld with respect to such benefit and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such benefit.
In the event any tax is required to be withheld prior to actual payment of benefits hereunder, the Company may withhold such tax from the Participant's other cash remuneration.
     5.3  Compensation.   No benefit accrued or payable hereunder shall be
deemed compensation to the Participant for the purposes of computing benefits to which such Participant may be entitled under the Qualified Plan or any other benefit plan or arrangement of the Company for the benefit of its employees; provided, however, that in the event of a conflict with this Plan, the terms of the Qualified Plan or such other retirement plan or arrangement shall control.
     5.4  Nontransferability.   A Participant or his Beneficiary shall have no
rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.

ARTICLE VI.  ADMINISTRATION

     6.1  Administration.   The Company shall be the "Plan Administrator."  The
Plan Administrator may resign or may be removed and a successor appointed by the Board at any time. The Board may appoint an administrative committee (the "Committee") to handle the day-to-day administration of the Plan, and the Committee shall have the authority of the Plan Administrator to the extent the Plan Administrator has delegated its authority to the Committee. Members of the Committee may resign with 30 days' written notice to the Board or may be removed by the Board at any time, whereupon a successor Committee member may be appointed by the Board.
     A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present, or acts approved in writing by a majority of the members without a meeting, shall be the acts of the Committee. The Committee shall have that authority which is expressly stated in this Plan as being vested in the Committee and shall have the discretionary authority to make administrative rules, to construe and interpret the Plan, to reconcile any inconsistencies, correct any errors and supply any omissions in the Plan, to decide all questions arising under the Plan, to establish a claims procedure and to take such other action as may be appropriate to carry out the purposes of the Plan. No Participant in this Plan may be a member of the Committee.
     6.2  Finality of Determination.   Determinations of the Plan Administrator
or Committee as to any disputed questions arising under this Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all persons. Determinations of the Board as to eligibility and the vehicle, if any, to be used to fund benefits shall be final, binding and conclusive upon all persons.
     6.3  Expenses.   The expenses of administering the Plan shall be borne by
the Company.
     6.4  Indemnification and Exculpation.   In the event and to the extent not
insured against under any contract of insurance with an insurance company, the Company shall indemnify and hold harmless each "Indemnified Person," as defined below, against any and all claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses (specifically including, but not limited to counsel fees to the extent approved by the Board of Directors of the Company or otherwise provided by law, court costs and other reasonable expenses of litigation), and liability of every kind, including amounts paid in settlement with the approval of the Board of Directors, arising from any action or cause of action related to the Indemnified Person's act or acts or failure to act in connection with this Plan. Such indemnity shall apply regardless of whether such claims, demands, suits, proceedings, losses, damages, interest, penalties, expenses, and liability arise in whole or in part from the negligence or other fault of the Indemnified Person, except when the same is judicially determined to be due to gross negligence, fraud, recklessness, willful or intentional misconduct of such Indemnified Person. "Indemnified Person" shall mean each member of the Board, each member of the Committee and each other employee of the Company who is allocated administrative or other responsibility hereunder.
     6.5  Payment of Attorney's Fees.   In the event a Participant or
Beneficiary is denied benefits under this Plan and brings a successful legal action resulting in the award of such benefits to such Participant or Beneficiary, the Company shall reimburse the Participant or Beneficiary for the costs and expenses he or she has incurred in connection with such legal action, including reasonable attorney's fees.

ARTICLE VII.  MERGER, AMENDMENT, AND TERMINATION

     7.1  Merger, Consolidation, or Acquisition.   In the event of a merger,
consolidation, or acquisition where the Company is not the surviving corporation, this Plan shall terminate but all amounts credited to participant Accounts prior to Plan termination shall continue to be an obligation of the successor acquiring corporation and the provisions of the Plan shall be binding on such successor for all amounts credited to Participant Accounts prior to Plan termination.
     7.2  Amendment and Termination.   The Company may amend, modify, or
terminate the Plan at any time, expressly including the making of retroactive amendments; provided, that no such amendment or termination shall deprive a Participant or Beneficiary of any benefits which have previously accrued hereunder.
     7.3  Adoption by Affiliates.   Any subsidiary or affiliate of the Company
that has adopted the Qualified Plan for the benefit of its employees may adopt this Plan for the benefit of its eligible employees, subject to the approval of the Company's Board. The Company, however, reserves the exclusive right to select the employees eligible to participate in the Plan, to administer the Plan, to make all decisions regarding funding the Plan, and to amend or terminate the Plan. In the event a subsidiary of affiliate adopts the Plan, it shall be solely responsible for payment of any benefits due to its employees hereunder and any related taxes, and for its pro rata portion of any administrative expenses or other payments hereunder.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of this ---- day of June, 1995.

                                   TANDYCRAFTS, INC.

                                   By:
                                       --------------------
                                       Michael J. Walsh